Exhibit 5.1
Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363 Tel: 404.322.6000 Fax: 404.322.6150 www.nelsonmullins.com

December 27, 2007

Collexis Holdings, Inc.
1201 Main Street, Suite 980
Columbia, SC 29201

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Collexis Holdings, Inc. (“Collexis”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Collexis with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 18,577,723 shares (the “Shares”) of Collexis’ common stock that Collexis may issue on the exercise of various individual stock option agreements. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-B under the Act.

We have examined corporate records, certificates of public officials and other documents and records as we have deemed necessary for purposes of this opinion. We have also relied on statements and representations of officers of Collexis and other representatives of Collexis and its agents. We have not independently established or verified any facts relevant to the opinion expressed herein. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding paragraph was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (c) public policy considerations which may limit the rights of parties to obtain certain remedies; and (d) any laws except Chapter 78 - Private Corporations of the Nevada Revised Statutes (the “Nevada Private Corporations Act”).

This opinion is being rendered to be effective as of the effective date of the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

This opinion is limited to the Nevada Private Corporations Act, and no opinion is expressed as to the laws of any other jurisdiction. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of each share of common stock registered under the Registration Statement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion if the Nevada Private Corporations Act as presently in effect is changed by legislative action, judicial decision or otherwise; if there are factual developments that might affect any matters or opinions set forth herein; or for any other reason.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP